United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2016
ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

IsoRay, Inc. (“IsoRay” or the “Company”) held its fiscal 2016 annual meeting of shareholders on June 8, 2016. The voting results of that meeting are noted below.

At the fiscal 2016 annual meeting, the Company’s shareholders approved the IsoRay, Inc. 2016 Equity Incentive Plan, or the 2016 Equity Plan, under which 4,000,000 shares of common stock, or Common Shares, are available for grants of options to acquire Common Shares, restricted shares and stock appreciation rights. Employees, officers, directors and other individuals who render services to the Company or its affiliates and who have contributed or may be expected to contribute to the Company’s or its affiliates’ success are eligible to receive awards of options, restricted shares and other rights under the 2016 Equity Plan. Restricted Shares that fail to vest, shares subject to an option that is not fully exercised prior to its expiration or other termination and shares subject to other rights that are not delivered pursuant to such award shall again become available for grant under the terms of the plan. Common Shares tendered or retained in respect of exercise price or tax withholding obligations will not be available for re-grant under the plan. Additional information about the 2016 Equity Plan is included under the heading “Proposal 2 - Approve the Company’s 2016 Equity Incentive Plan” in the Company’s proxy statement for the 2016 annual meeting of shareholders filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2016.

The above description of the 2016 Equity Plan does not purport to be complete and is qualified in its entirety by reference to the 2016 Equity Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On June 8, 2016, IsoRay held its Fiscal 2016 Annual Meeting of Stockholders, where three proposals were voted on. The proposals are described in detail in IsoRay’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2016. Of the 55,069,684 common and preferred shares outstanding and entitled to vote at the Annual Meeting, 41,195,152 common and preferred shares (or 74.81%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The final voting results on each proposal are set forth below.

Proposal 1. The stockholders elected four directors to the board of directors to serve until the fiscal 2017 annual meeting of stockholders. The votes for this proposal were:

	For	Withheld	Broker Non-Votes
Thomas C. LaVoy	9,894,511	1,137,307	30,163,334
Philip J. Vitale, M.D	9,976,285	1,055,533	30,163,334
Michael W. McCormick	9,934,345	1,097,473	30,163,334
Alan Hoffmann	9,992,488	1,039,330	30,163,334

Proposal 2. The stockholders approved the 2016 Equity Incentive Plan. The votes on this proposal were:

For	Against	Abstain	Broker Non-Votes
9,026,438	1,669,444	335,936	30,163,334

Proposal 3. The stockholders ratified the appointment of DeCoria, Maichel & Teague, P.S. as IsoRay’s independent registered public accounting firm for the fiscal year ending June 30, 2016. The votes on this proposal were:

For	Against	Abstain
39,410,910	1,615,093	169,149

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	IsoRay, Inc. 2016 Equity Incentive Plan (incorporated by reference to Appendix A to IsoRay, Inc.’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2016).

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 13, 2016

IsoRay, Inc., a Minnesota corporation

By:	/s/ Brien Ragle
Brien Ragle CFO